 Exhibit 99.1

January 28, 2022

Qurate Retail Provides Preliminary Unaudited Fourth Quarter 2021 Financial Results and Announces Fourth Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)— Qurate Retail, Inc. (“Qurate Retail” or “the Company”) (Nasdaq: QRTEA, QRTEB, QRTEP) is providing an update to its most recent public commentary regarding expected fourth quarter results. Qurate Retail experienced lower-than-anticipated demand in the fourth quarter, negatively impacting expected sales and adjusted OIBDA. Qurate Retail is reporting the following preliminary results for the fourth quarter ending December 31, 2021 compared to the prior year period:

•	Qurate Retail revenue down 8% - 9% and adjusted OIBDA (excluding unallocated corporate costs) down 17% - 20%

•	QxH revenue down 6.5% - 7.5% and adjusted OIBDA down 22% - 25%

The aforementioned financial results are presented in constant currency. Additionally, as previously disclosed, there was a tragic fire at the Company’s QVC Rocky Mount fulfillment center (“Rocky Mount”) in North Carolina on December 18, 2021. The adjusted OIBDA growth rate above has not been adjusted for the impact of direct costs associated with the Rocky Mount fire, which will be reflected outside of adjusted OIBDA.

“Revenue performance at QxH deteriorated throughout the fourth quarter, deviating from initial trends indicated on our third quarter earnings conference call. We are not pleased with these results and are actively taking steps to improve our long-term performance across business units. We are looking forward to a new leadership approach at QxH and Zulily and the ongoing development of our long-term strategy. We will share more details on our fourth quarter performance when we report earnings on February 25th,” said David Rawlinson, President and CEO of Qurate Retail. “Our hearts go out to our team members and the local community affected by the Rocky Mount fire, and we remain engaged in supporting the team members and residents. We are still assessing the impact of the tragic fire in coordination with our insurance carriers.”

Qurate Retail maintains property and business interruption insurance coverage. The Company is still in the process of assessing damage to the property and inventory and submitting relevant insurance claims to determine the recovery of certain fire-related costs in connection with the Rocky Mount fire. Direct costs resulting from the fire and insurance recoveries will be excluded from reported adjusted OIBDA. In December, QVC received an advance of $100 million from its insurance provider related to initial fire-related costs. Following the fire, QVC diverted incoming fulfillment orders to its other fulfillment centers and will continue to leverage its existing fulfillment center footprint in the near-term to mitigate the impact to business operations.

Fourth Quarter 2021 Earnings Release and Conference Call

Qurate Retail President and Chief Executive Officer, David Rawlinson, and Executive Chairman, Greg Maffei, will host a conference call to discuss results for the fourth quarter of 2021 on Friday, February 25th at 8:30 a.m. (E.S.T.). Before the open of market trading that day, Qurate Retail will issue a press release reporting such results, which can be found at https://www.qurateretail.com/investors/news-events/press-releases. The press release and conference call may discuss Qurate Retail’s financial performance and outlook, as well as other forward-looking matters.

Please call GlobalMeet at (800) 458-4121 or +1 (323) 794-2093, passcode 7454593, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the conference call will be broadcast live via the Internet. All interested participants should visit the Qurate Retail website at https://www.qurateretail.com/investors/news-events/ir-calendar to register for the webcast. Links to the press release and replays of the call will also be available on the Qurate Retail website. The conference call will be archived on the website after appropriate filings have been made with the SEC.

Financial Disclosure Disclaimer

Qurate Retail has not yet completed its reporting process for the three and twelve months ended December 31, 2021. Full financial statements for this period will be filed on or before March 1, 2022, and prior to such time Qurate Retail and QVC will not provide any additional details or commentary regarding the foregoing. The preliminary unaudited results presented herein are based on Qurate Retail’s reasonable estimates and the information available to it at this time and, because of their preliminary nature, Qurate Retail has provided ranges, rather than specific amounts, and is providing only preliminary expectations of revenue and adjusted OIBDA as there are other items potentially impacting the Company’s operating income and net income that are still under review. Such items include potential inventory write-offs, estimated insurance recoveries, tax items, and a non-cash impairment charge related to certain intangible assets expected to be recorded at Zulily in the three months ended December 31, 2021 which is expected to be material and would impact reported operating income and net income.

Forward Looking Statements

This press release includes certain forward-looking statements, including statements about Qurate Retail’s preliminary expectations of certain overall consolidated unaudited financial results, the impact of recent events at the Rocky Mount, North Carolina distribution center (including matters relating to insurance, inventory and shipping and future fulfillment operations in general), future financial performance and prospects, initiatives to address long-term performance, business strategies and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, inventory write-offs and estimated insurance recoveries related to the Rocky Mount fire, certain tax items, estimates of a potential non-cash impairment charge at Zulily, the procedures and controls associated with the completion of quarter- and year-end financial reporting for the three and twelve months ended December 31, 2021, the completion of KPMG LLP’s review and audit of such results of operation and financial performance, regulatory matters affecting Qurate Retail’s business and changes in law. These forward-looking statements speak only as of the date of this press release, and Qurate Retail and QVC each expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Qurate Retail or QVC’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Qurate Retail and QVC, including their most recent Forms 10-K and 10-Q, for additional information about Qurate Retail, QVC and the risks and uncertainties related to Qurate Retail and QVC’s businesses which may affect the statements made in this press release.

About Qurate Retail, Inc.

Qurate Retail, Inc. is a Fortune 500 company comprised of seven leading retail brands – QVC®, HSN®, Zulily®, Ballard Designs®, Frontgate®, Garnet Hill®, and Grandin Road® (collectively, “Qurate Retail GroupSM”). Qurate Retail Group is the largest player in video commerce (“vCommerce”), which includes video-driven shopping across linear TV, ecommerce sites, digital streaming and social platforms. The retailer reaches more than 200 million homes worldwide via 14 television networks and reaches millions more via multiple streaming services, social pages, mobile apps, websites, print catalogs, and in-store destinations. Qurate Retail, Inc. also holds various minority interests and green energy investments.

Qurate Retail, Inc.
Courtnee Chun, 720-875-5420

Source: Qurate Retail, Inc.